UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2009

ECOSOLUTIONS INTL
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53225	04-3803966
(Commission File Number)	(I.R.S. Employer Identification No.)

295 East Main Street, Suite 1, Ashland, Oregon	97520
(Address of Principal Executive Offices)	(Zip Code)

(541) 552-9360
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

ecoSolutions Intl, a Nevada corporation (the “Company”), recently issued and sold shares of its common stock, $0.001 par value per share (“Common Stock”), as further described below. The following sales of securities were effected in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (as amended) and Regulation D promulgated thereunder.

•	On March 18, 2009, the Company issued 1,000,000 shares of Common Stock in connection with services rendered to the Company by a consultant for aggregate proceeds to the Company of $0;

•	On March 19, 2009, the Company issued 25,000 shares of Common Stock in connection with services rendered to the Company by an investment-banking firm for aggregate proceeds to the Company of $0;

•
On March 31, 2009, the Company issued 50,000 shares of Common Stock in connection with the cashless exercise of a non-employee stock option, at a per share exercise price of $0.16, for aggregate proceeds to the Company of $8,000; and

•	On April 16, 2009, the Company issued 500,000 shares of Common Stock in connection with services rendered to the Company by certain consultants for aggregate proceeds to the Company of $0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSOLUTIONS INTL

Date: April 21, 2009	By:	/s/ WILLIAM PATRIDGE
William Patridge, Chief Executive Officer